Exhibit 99.1

Abundia Global Impact Group Announces Authorization of $5 Million Stock Buyback Program

Capital allocation prioritizes shareholder value and complements recent actions to strengthen the Company’s capital structure reflecting confidence in Abundia’s long-term growth strategy

HOUSTON, TX – August 24, 2026 – Abundia Global Impact Group, Inc. (NYSE American: AGIG) (“Abundia” or the “Company”), a low-carbon energy solutions company focused on converting biomass and plastics waste into high-value low-carbon fuels, today announced that its Board of Directors (the “Board”) has authorized a new stock buyback program (the “Program”) permitting the Company to purchase up to $5,000,000 of the Company’s common stock (the “Common Stock”).

“After a thorough review by the Board of Directors, it was deemed a priority to implement a stock buyback program to reinforce our commitment to preserving shareholder value through disciplined capital allocation,” said Ed Gillespie, Chief Executive Officer of Abundia. “In coordination with our recently announced credit facility that enabled the retirement of convertible debt, this buyback program is an additional tool to opportunistically support and return value to shareholders. As we have steadily executed on Abundia’s commercialization strategy and strengthened the financial structure of the business, we believe the Company’s value is not fully reflected in our current market valuation. Today’s capital allocation supports Abundia’s shareholders and is meant to reinforce the alignment from leadership and our largest shareholder, reflecting confidence in the long-term value we are building for all shareholders.”

The Program enables the Company to repurchase up to approximately 12% of total outstanding float based on the closing price of the Company’s Common Stock as of August 21, 2026, at prevailing market prices, reflecting management and the Board’s belief that the stock is significantly undervalued. Repurchases may be made in the open market, in privately negotiated transactions, or through other means as permitted by securities laws. The number of shares purchased, and the timing of purchases will depend on factors such as available cash, general business conditions, and the pricing of the Company’s Common Stock. The Program, which will be managed in compliance with Rules 10b-18 and 10b-5 promulgated under the Securities Exchange Act of 1934, as amended, does not obligate the Company to acquire a specific number of shares and may be suspended, modified, or terminated at any time. The Company intends to implement the Program immediately.

In addition, the Program functions as a capital management tool to support listing compliance with the NYSE American and facilitates prudent capital allocation toward share repurchases when market prices represent an attractive use of capital.

About Abundia Global Impact Group, Inc.

Abundia Global Impact Group, Inc. (NYSE American: AGIG), is a low-carbon energy company focused on converting waste into value. Headquartered in Houston, Texas, Abundia is developing commercial-scale facilities that transform waste plastics and biomass into drop-in fuels and low-carbon chemical feedstocks. The flagship project at Cedar Port positions Abundia at the center of the Gulf Coast’s energy and chemical infrastructure, with access to feedstock supply chains, upgrading partners, and end markets.

For more information, please visit www.abundiaimpact.com.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “could,” “intend,” “expect,” “plan,” “predict,” “potential” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) the amount of shares of Common Stock to be repurchased under the Program, if any, (ii) the Company’s belief that the trading price of its Common Stock does not reflect its current value, (iii) the Company’s ability to conduct repurchases in accordance with applicable laws and regulations, (iv) the Company’s ability to enhance stockholder value (v) the impact of laws and regulations, (vi) the inherent uncertainties associated with the commercialization strategy and ongoing operations, (vii) the Company’s ability to repay its outstanding debts, and (viii) other risks as set forth from time to time in the Company’s filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

Investors:

CORE IR

IR@abundiaglobalimpactgroup.com